Exhibit 99.1
Kennedy Wilson Europe Real Estate Limited
Condensed Consolidated Financial Statements
For the six month period ended 30 June 2023

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Contents
    Page
Independent review report to Kennedy Wilson Europe Real Estate Limited    3
Condensed consolidated operations statement    5
Condensed consolidated statement of comprehensive income    6
Condensed consolidated balance sheet    7
Condensed consolidated statement of changes in equity    8
Condensed consolidated cash flow statement    10
Notes to the condensed consolidated interim financial statements    11

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Independent review report to Kennedy Wilson Europe Real Estate Limited (the “Company”)

Conclusion
We have been engaged by Kennedy Wilson Europe Real Estate Limited (the “Company”) to review the condensed consolidated financial statements (the “interim financial statements”) in the half-yearly financial report for the six months ended 30 June 2023 of the Company and its subsidiaries, which comprises the condensed consolidated operations statement, the condensed consolidated statement of comprehensive operations, the condensed consolidated balance sheet, the condensed consolidated statement of changes in equity, the condensed consolidated cash flow statement, and the related explanatory notes.
Based on our review, nothing has come to our attention that causes us to believe that the interim financial statements in the half-yearly financial report for the six months ended 30 June 2023 are not prepared, in all material respects, in accordance with IAS 34 ‘Interim Financial Reporting’ as adopted by the European Union (the “EU”).

Scope of review
We conducted our review having regard to the Financial Reporting Council’s International Standard on Review Engagements (UK and Ireland) 2410 Review of Interim Financial Information Performed by the Independent Auditor of the Entity. A review of interim financial information consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. We read the other information contained in the half-yearly financial report and consider whether it contains any apparent misstatements or material inconsistencies with the information in the condensed consolidated financial statements.
A review is substantially less in scope than an audit conducted in accordance with International Standards on Auditing (UK and Ireland) and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Directors’ responsibilities
The half-yearly financial report is the responsibility of, and has been approved by, the directors.
The annual financial statements of the Company are prepared in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the EU. The directors are responsible for preparing the condensed set of financial statements included in the half-yearly financial report in accordance with IAS 34 ‘Interim Financial Reporting’, as adopted by the EU.

Our responsibility
Our responsibility is to express to the Company a conclusion on the condensed set of consolidated financial statements in the half-yearly financial report based on our review.

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Independent review report to Kennedy Wilson Europe Real Estate Limited (the ‘Company’) continued

The purpose of our review work and to whom we owe our responsibilities
This report is made solely to the Company in accordance with the terms of our engagement letter. Our review has been undertaken so that we might state to the Company those matters we are required to state to it in this report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the Company for our review work, for this report, or for the conclusions we have reached.
/s/ Sarah-Jayne Naughton
Sarah-Jayne Naughton                                28 August 2023
For and on behalf of
KPMG
Chartered Accountants
1 Stokes Place
St Stephen’s Green
Dublin 2
Ireland

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Condensed consolidated operations statement
For the six month period ended 30 June 2023

		Six month period ended 30 June 2023	Six month period ended 30 June 2022
		Unaudited	Unaudited
	Notes	£m	£m
Revenue
Rental income	5	60.0	56.1
Hotel revenue	5	21.1	15.0
		81.1	71.1
Property related expenses		(22.1)	(16.0)
Hotel cost of sales		(16.9)	(12.2)
		(39.0)	(28.2)
Gross profit		42.1	42.9

(Loss)/gain on sale of investment and development property	11	(2.7)	0.8
Net change in fair value of investment and development property	7	(53.2)	(24.6)
Net change in fair value of loans secured by real estate		-	(0.2)
		(13.8)	18.9
Expenses
Administrative expenses		(2.5)	(2.0)
Investment management fee		(4.8)	(4.7)
		(7.3)	(6.7)
Results from operating activities before financing income and costs		(21.1)	12.2
Interest income		3.5	0.1
Interest expense		(23.0)	(18.2)
Finance income		5.0	6.0
Finance costs		(1.9)	(1.5)
Net finance expense		(16.4)	(13.6)
		(37.5)	(1.4)
Share of profit of equity-accounted investees, net of tax	8	14.8	9.8
(Loss)/profit before taxation		(22.7)	8.4
Taxation	6	(5.7)	(1.9)
(Loss)/profit for the period after taxation		(28.4)	6.5

(Loss)/profit attributable to owners of the Company		(27.8)	6.5
(Loss) attributable to non-controlling interests		(0.6)	-

The accompanying notes form an integral part of these condensed consolidated interim financial statements.
Footnote:
1.Included in property related expenses are receivable impairment reversals of £0.1m (period ended 30 June 2022: £0.7m).

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Condensed consolidated statement of comprehensive operations
For the six month period ended 30 June 2023

		Six month period ended 30 June 2023	Six month period ended 30 June 2022
		Unaudited	Unaudited
	Notes	£m	£m
(Loss)/profit for the period after taxation		(28.4)	6.5

Other comprehensive income:
Items that may be reclassified subsequently to profit or loss:
Foreign operations – foreign currency translation differences		(18.2)	14.2
Hedge of net investment in foreign operations		12.0	(10.3)
		(6.2)	3.9
Other comprehensive (loss)/income attributable to owners of the Company		(6.2)	3.9
Other comprehensive income attributable to non-controlling interests		-	-

Items that will never be reclassified to profit or loss:
Net change in fair value of property, plant and equipment		20.7	12.4
Other comprehensive income for the period, net of taxation		14.5	16.3

Total comprehensive (loss)/profit for the period, net of taxation		(13.9)	22.8
Total comprehensive (loss)/profit for the period, net of taxation attributable to owners of the Company		(13.3)	22.8
Total comprehensive profit/(loss) for the period, net of taxation attributable to non-controlling interests		(0.6)	-
The accompanying notes form an integral part of these condensed consolidated interim financial statements.

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Condensed consolidated balance sheet
As at 30 June 2023

		30 June 2023	31 December 2022
		Unaudited	Audited
	Notes	£m	£m
Non-current assets
Investment and development property	7	1,379.1	1,434.6
Property, plant and equipment		223.3	209.3
Investment in equity-accounted investees	8	255.9	227.7
Right-of-use asset		6.1	5.5
Derivative financial asset		29.2	20.2
Deferred tax asset		2.4	0.9
		1,896.0	1,898.2
Current assets
Assets held-for-sale	7,12	25.8	35.8
Inventories		0.3	0.3
Rent and other receivables		35.1	35.7
Intercompany balances		168.2	93.2
Derivative financial asset		0.4	1.3
Cash and cash equivalents		78.7	211.6
		308.5	377.9
Total assets		2,204.5	2,276.1
Current liabilities
Trade and other payables		(47.9)	(44.1)
Deferred income		(19.3)	(21.4)
Derivative financial liability		(0.9)	-
Borrowings	9	(111.5)	(198.6)
		(179.6)	(264.1)
Non-current liabilities
Trade and other payables		(4.8)	(4.1)
Borrowings	9	(1,014.2)	(1,035.1)
Lease liability		(6.3)	(5.7)
Deferred tax liability		(5.6)	(3.8)
		(1,030.9)	(1,048.7)
Total liabilities		(1,210.5)	(1,312.8)
Net assets		994.0	963.3
Equity
Stated capital		1,477.9	1,457.7
Foreign currency translation reserve		38.1	44.3
Revaluation reserve		92.2	71.5
Share-based payments reserve		20.7	15.9
Retained deficit		(654.5)	(626.1)
Equity attributable to owners of the Company		974.4	963.3
Non-controlling interests		19.6	-
Total equity		994.0	963.3
On behalf of the Board of Directors.

/s/ Andrew McNulty    /s/ Philip Baigent
Andrew McNulty    Philip Baigent
Director    Director
28 August 2023
The accompanying notes form an integral part of these condensed consolidated interim financial statements.

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Condensed consolidated statement of changes in equity
For the six month period ended 30 June 2023

	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings/ (deficit)	Attributable to Non-Controlling interests	Total equity
Unaudited	£m	£m	£m	£m	£m	£m	£m
Balance as at 1 January 2023	1,457.7	44.3	71.5	15.9	(626.1)	-	963.3
Loss for the period	-	-	-	-	(28.4)	0.6	(27.8)
Other comprehensive income	-	(6.2)	20.7	-	-	-	14.5
Total comprehensive loss for the period	-	(6.2)	20.7	-	(28.4)	0.6	(13.3)
Transactions with owners of the Company recognised directly in equity:
Issue of share	20.2	-	-	-	-	-	20.2
Dividends paid	-	-	-	-	-	(1.2)	(1.2)
Non-Controlling Interest acquired	-	-	-	-	-	20.2	20.2
Share-based investment management fee	-	-	-	4.8	-	-	4.8
	20.2	-	-	4.8	-	19.0	44.0
Total equity at 30 June 2023	1,477.9	38.1	92.2	20.7	(654.5)	19.6	994.0

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

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Condensed consolidated statement of changes in equity (continued)
For the six month period ended 30 June 2022

	Attributable to owners of the Company
	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings/(deficit)	Total equity
Unaudited	£m	£m	£m	£m	£m	£m
Balance as at 1 January 2022	1,370.1	35.6	33.4	6.4	(517.4)	928.1
Profit for the period	-	-	-	-	6.5	6.5
Other comprehensive income	-	3.9	12.4	-	-	16.3
Total comprehensive income for the period	-	3.9	12.4	-	6.5	22.8
Transactions with owners of the Company recognised directly in equity:
Share-based investment management fee	-	-	-	4.7	-	4.7
				4.7		4.7
Total equity at 30 June 2022	1,370.1	39.5	45.8	11.1	(510.9)	955.6

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

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Condensed consolidated cash flow statement
For the six month period ended 30 June 2023

		Six month period ended 30 June 2023	Six month period ended 30 June 2022
		Unaudited	Unaudited
	Notes	£m	£m
Cash flows from operating activities
(Loss)/gain for the period		(28.4)	6.5
Adjustments for non-cash items:
Loss/(gain)on sale of investment property	11	2.7	(0.8)
Net change in fair value of investment and development property		53.2	24.6
Net change in fair value of loans secured by real estate		-	0.2
Share of profit of equity accounted investees, net of tax		(14.8)	(9.8)
Net finance cost		15.1	12.3
Amortisation of loan fees, bond discount and premia		1.3	1.1
Amortisation of lease incentive		(1.7)	(0.7)
Taxation	6	5.7	1.9
Depreciation of fixed assets		3.3	3.2
Impairment of accounts receivable		(0.1)	(0.7)
Investment management fee		4.8	4.7
Operating cash flows before movements in working capital		41.1	42.5
Decrease/(increase) in rent and other receivables		2.8	(6.5)
(Decrease)/increase in deferred income		(3.2)	1.8
(Decrease)/increase in trade and other payables		(0.9)	0.1
Cash generated from operations before interest and taxation		39.8	37.9
Interest paid		(15.0)	(9.5)
Derivative instruments		(3.8)	(3.7)
Tax paid		(6.2)	(3.2)
Cash flows from operating activities		14.8	21.5
Investing activities
Acquisition of and improvements to investment and development property		(3.1)	(88.7)
Disposal of investment and development property	11	31.1	35.6
Capital expenditure on property, plant and equipment		(0.6)	(0.2)
Investment in equity-accounted investees	8	(18.2)	(22.2)
Dividends received from equity-accounted investees	8	0.9	2.0
Cash acquired with subsidiary undertaking		2.6	-
Dividend paid to non-controlling interests		(0.8)	-
Cash flows from/(used in) investing activities		11.9	(73.5)
Financing activities
Amounts receivable from / (payable to) related party		(70.8)	(58.0)
Proceeds from borrowings	9	-	76.0
Repayments of secured and unsecured borrowings	9	(87.9)	(0.7)
Transaction costs related to loans and borrowings	9	-	(1.3)
Cash flows (used in)/from financing activities		(158.7)	16.0
Net decrease in cash and cash equivalents		(132.0)	(36.0)
Cash and cash equivalents at beginning of period		211.6	219.0
Foreign exchange movements		(0.9)	1.0
Cash and cash equivalents at the reporting date		78.7	184.0

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

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Notes to the condensed consolidated interim financial statements
For the six month period ended 30 June 2023
1. General information
Kennedy Wilson Europe Real Estate Limited (the ‘Company’) is a company incorporated in Jersey. These unaudited condensed consolidated interim financial statements (the ‘interim financial statements’) as at and for the six month period ended 30 June 2023 have been prepared and are presented in respect of the Company and its subsidiaries (together referred to as the ‘Group’).
The registered office of the Company is The Le Gallais Building, 54 Bath Street, St Helier, Jersey, JE1 1FT.
2. Basis of preparation
A. Statement of compliance
These interim financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting as promulgated by the International Accounting Standards Board, as adopted by the European Union, and should be read in conjunction with the Group’s last annual consolidated financial statements as at and for the year ended 31 December 2022. They do not include all the information required for a complete set of IFRS financial statements. However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Group’s financial position and performance since the last annual consolidated financial statements as at and for the year ended 31 December 2022 (the ‘Audited Financial Statements’).
The results are unaudited but were reviewed by the auditors of the Company.
B. Basis of measurement
The interim financial statements have been prepared on the going concern basis, applying the historical cost convention except for investment and development property, loans secured by real estate, property, plant and equipment and derivative financial instruments which are stated at their fair value using the accounting policies as set out in Note 3.
After making enquiries, the directors have a reasonable expectation that the Group has adequate resources to continue its operations for the foreseeable future. For this reason, they continue to adopt the going concern basis in preparing the financial statements.
The Group has strong liquidity and access to significant financial headroom between cash flows and existing reserves. Cash balances stood at £78.7 million at 30 June 2023.
If the Group wished to further bolster short to medium term liquidity beyond its already considerable reserves, it would be able to defer discretionary capital expenditure.
Having reviewed the forecasts, applying adverse stress tests and taking into account available mitigating actions, including ultimate parent support and liquidity, the Directors consider it a remote possibility that the financial headroom could be depleted.
Accordingly, they do not anticipate any need to significantly curtail the scale of operations or other activity and believe that the Group will continue as a going concern.
C. Use of judgements and estimates
In preparing these interim financial statements, management has made judgements and estimates that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.
The significant judgements made by management in applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those described in the Audited Financial Statements.

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3. Significant accounting policies
Accounting policies adopted for the year ended 31 December 2022
The accounting policies and methods of computation and presentation adopted in the preparation of the interim financial statements are consistent with those applied in the Audited Financial Statements and are described therein on pages 16 to 24.
The Audited Financial Statements are available at eu.kennedywilson.com.
As at 30 June 2023, management prepare an internal analysis of the fair values of Investment and development property, Property Plant and Equipment and Investments in Equity-accounted investees. This analysis includes consideration of the independently obtained year-end valuations, changes in discount rates in the period, capitalised costs incurred and any changes to future expected cash flows. Further information about the assumptions made in measuring fair value are included in notes 7 and 8.
4. New standards, interpretations and amendments not yet effective
New/Revised International Financial Reporting Standards
A number of new standards and amendments are effective for annual periods beginning after 1 January 2022 and earlier application is permitted. The Group has not early adopted any of the forthcoming new or amended standards in preparing these condensed consolidated interim financial statements.
5. Operating segments
A. Basis of segmentation
The Group is organised into one business segment, against which the Group reports its segmental information, being the investment portfolio. Following the disposal of hotel assets and loans secured by real estate in recent years, the Group has just one remaining hotel asset and one remaining loan connection. Both have now been subsumed into the investment portfolio segment and are reported in a manner consistent with the internal reporting provided to the chief operating decision makers (the Board of directors).
The following summary describes the operations of the reportable segment:

Segment	Description
Investment portfolio	Property used primarily for the purpose of generating rental and other income and comprising office, retail, leisure, industrial, residential and hotel real estate assets and one loan secured by real estate assets.

The Group’s key measure of underlying performance of the investment portfolio is net operating income as this measure illustrates and emphasises it’s contribution to the reported profits of the Group and earnings per share. By focusing the prime performance measurement on net operating income, other statistical data such as valuation movements are separately highlighted for analysis and attention.

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B. Geographic information
Consistent with the prior year, the investment portfolio includes assets located in the United Kingdom, the Republic of Ireland, Italy and Spain. Italy and Spain are grouped together and reported as “Rest of Europe”.
The geographic information below analyses the Group’s investment portfolio revenues and asset valuation movements, by location.

I. Revenue and valuation movement

	Six month period ended 30 June 2023	Six month period ended 30 June 2022
	Unaudited	Unaudited
	£m	£m
United Kingdom
Rental income	38.7	36.8
(Loss)/gain on sale of investment property	(0.8)	0.8
Net change in fair value of investment and development property	(30.1)	(11.3)
	7.8	26.3
Ireland
Rental income	15.0	12.7
Hotel revenue	21.1	15.0
Loss on sale of investment property	(1.8)	-
Net change in fair value of loans secured by real estate	-	(0.2)
Net change in fair value of investment and development property	(12.6)	(5.8)
	21.7	21.7
Rest of Europe
Rental income	6.3	6.6
Loss on sale of investment property	(0.1)	-
Net change in fair value of investment and development property	(10.5)	(7.5)
	(4.3)	(0.9)
Total
Rental income	60.0	56.1
Hotel revenue	21.1	15.0
(Loss)/gain on sale of investment property	(2.7)	0.8
Net change in fair value of loans secured by real estate	-	(0.2)
Net change in fair value of investment and development property	(53.2)	(24.6)
	25.2	47.1

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6. Taxation
A. Company
The Company is tax resident in Jersey. Jersey has a corporate tax rate of zero under schedule D of the Income Tax (Jersey) Law 1961 as amended, so the Company is not subject to tax in Jersey on its income or gains and is not subject to United Kingdom or other jurisdiction corporation tax on any dividend or interest income it receives. No charge to Jersey taxation will arise on capital gains.
B. Group
The Directors conduct the affairs of the Group such that the management and control of the Group is exercised in Jersey. Except for the hotel operations in Ireland, the Group does not carry on a trade in any other jurisdiction.
The Group is liable to foreign tax on activities in its overseas subsidiaries. Outside of Jersey, the Group has subsidiaries and funds in Luxembourg, Ireland, Italy, Spain, the United Kingdom and the United States of America and investment and development property located in the United Kingdom, Ireland, Italy and Spain.
Details of tax rates applicable in the jurisdictions in which the Group operates are set out in Note 10 to the Audited Financial Statements.
C. Amounts recognised in the profit or loss

	Six month period ended 30 June 2023	Six month period ended 30 June 2022
	Unaudited	Unaudited
	£m	£m
Current tax expense
Current period	4.0	3.9
	4.0	3.9
Deferred tax credit
Origination and reversal of temporary differences	1.7	(2.0)
	1.7	(2.0)
Tax expense	5.7	1.9

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7. Investment and development property

	30 June 2023	31 December 2022
	Unaudited	Audited
Reconciliation of carrying amounts of investment properties	£m	£m
Investment property
Opening balance	1,340.1	1,456.1
Acquisition of investment property	36.4	86.8
Disposal of investment property	(24.8)	(29.9)
Improvements to investment property	3.1	3.8
Transfer to assets held-for-sale	-	(71.9)
Transfer from investment property under development	51.6	62.5
Transfer to investment property under development	-	(50.1)
Net change in fair value	(52.8)	(144.9)
Effects of translation to presentation currency	(17.3)	27.7
Closing balance	1,336.3	1,340.1

	30 June 2023	31 December 2022
	Unaudited	Audited
Reconciliation of carrying amounts of property under development	£m	£m
Investment property under development
Opening balance	94.5	108.5
Development expenditure	0.4	10.4
Transfer to investment property	(51.6)	(62.5)
Transfer from investment property	-	50.1
Net change in fair value	(0.4)	(15.8)
Effects of translation to presentation currency	(0.1)	3.8
Closing balance	42.8	94.5
Disclosed as:
Carrying value of investment and development property	1,379.1	1,434.6
Assets held-for-sale (Note 12)	25.8	35.8
Adjustment in respect of straight line rent[1]	18.2	16.4
Fair value of investment and development property	1,423.1	1,486.8

Footnote:
1. Included as a component of the “Rent and other receivables” balance in the condensed consolidated balance sheet.

The cost of investment properties acquired during the period, inclusive of acquisition costs, is £36.4 million (year ended December 2022: £86.8 million).
On 1 February 2023 the group acquired a controlling interest in KWF Manager XII, LLC from a related party, K-W Properties. This interest comprised primarily of an investment property of £36.2m (and a net asset value of £40.4m). The Group issued shares to K-W Properties with a value of £20.2m with a non controlling interest of £20.2m.
Acquisition costs comprise primarily stamp duty, legal services, and other directly attributable costs and amounted to £Nil (year ended 31 December 2022: £1.5 million).
The cost of property carried as held for sale, inclusive of acquisition costs, is £25.8 million (year ended 31 December 2022: £35.8 million). Fair valuation losses of £Nil have been recognised on assets held for sale at 30 June 2023.
At 30 June 2023, the Group was contractually committed to £3.2 million (year ended December 2022: £1.8 million) of future expenditure for the purchase, construction, development and enhancement of investment and development property.
The net fair value loss of £53.2 million (year ended 31 December 2022: net fair value loss £179.3 million) has been recognised in the Consolidated income statement, of which £Nil of this loss (year ended December 2022: £18.6 million) relates to assets held for sale (Note 12). At 30 June 2023, a director valuation has been undertaken using the external

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valuations at 31 December 2022 as a foundation. The Directors confirm that the valuation techniques and the key unobservable inputs used in the valuation of the Group’s investment property and investment property under development at 31 December 2022 continue to apply for the period ended 30 June 2023. In performing this assessment, the directors worked with the Investment Advisors to develop valuations attributable to each investment property in the Group’s portfolio. These valuations were determined by reference to expected cash flows for each asset, and by applying capitalisation yields determined with reference to relevant industry benchmarks and market indices.
A. Valuation process
Third party valuations are performed annually on 31 December. Director valuations are performed on 30 June 2023.

Further information on the valuation methodologies applicable to investment property and investment property under development is provided in Note 11 to the Audited Financial Statements. The Group considers that all of its investment and development property falls within Level 3 of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5A of the Audited Financial Statements).

8. Investment in equity-accounted investees

	30 June 2023	31 December 2022
	Unaudited	Audited
	£m	£m
Opening balance	227.7	163.2
Contributions to equity accounted investees	18.2	42.8
Dividends paid	(0.9)	(3.9)
Share of profit, net of tax	14.8	20.0
Effects of translation to presentation currency	(3.9)	5.6
Closing balance	255.9	227.7
Further information on the valuation methodology is provided in Notes 3, 5 and 30 to the Audited Financial Statements.
There were no changes to valuation techniques during the period. As described in note 7, the directors performed a valuation of each individual asset in the Group’s portfolio.

9. Borrowings

	30 June 2023	31 December 2022
	Unaudited	Audited
	£m	£m
Secured	724.1	821.0
Unsecured	407.9	420.4
	1,132.0	1,241.4
Unamortised borrowing costs, bond discounts and bond premia	(6.3)	(7.7)
	1,125.7	1,233.7

Disclosed as:
Current	111.5	198.6
Non-current	1,014.2	1,035.1
	1,125.7	1,233.7

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A. Reconciliation of carrying value
Movements in the Group’s borrowings are analysed in the following table.

	30 June 2023	31 December 2022
	Unaudited	Audited
	£m	£m
Opening balance	1,233.7	1,214.8
Principal repayments on secured debt	(87.9)	(87.0)
Principal repayments on unsecured debt	-	(65.5)
Draw down of new secured debt	0.7	129.5
Borrowing costs incurred	-	(1.7)
Amortisation of borrowing costs and bond discounts, net of accretion of premia from bond and note taps	1.3	2.9
Effects of translation to presentation currency	(22.1)	40.7
Closing balance	1,125.7	1,233.7

The tables above, are presented net of unamortised borrowing costs, which will be released to the income statement over the period of the associated borrowing.
Further information on the maturity profile of borrowings, collateral, interest rate and currency profile as well as financial covenants are provided in Note 21 D to H of the Audited Financial Statements.
Further information on the fair value methodology is provided in Note 23 of the Audited Financial Statements.

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B. Secured borrowings
I. Book value

	Draw down date[1]	Effective interest rate	Maturity	30 June 2023	31 December 2022
		%		£m	£m
€70.3 million borrowing	4 December 2017	2.40%+EURIBOR	4 December 2023	57.4	59.1
€87.0 million borrowing [2]	4 December 2017	2.75%+ EURIBOR	4 December 2024	63.6	66.8
€57.5 million borrowing	4 December 2017	2.40%+ EURIBOR	4 December 2024	49.2	50.6
£25.0 million borrowing	9 September 2019	1.85%	30 September 2025	24.8	24.8
€37.2 million borrowing [2]	29 December 2015	1.70%+ EURIBOR	29 January 2037	28.9	29.9
£165.0 million borrowing	30 January 2015	5.560%	29 December 2023	51.8[3]	137.1
£15.4 million borrowing	20 October 2020	3.00% + SONIA	20 October 2024	15.4	15.4
€35.0 million borrowing	21 January 2021	3.00% + EURIBOR	21 January 2025	30.0	31
€40.0 million borrowing	20 October 2020	3.000% + EURIBOR	20 October 2024	34.4	35.4
£97.6 million borrowing	14 September 2021	1.80% + SONIA	10 September 2026	96.7	96.6
£143.6 million borrowing	3 December 2021	2.00% + SONIA	1 December 2024	141.1[3]	141.9
€49.2 million borrowing	9 August 2022	3.163%	3 August 2029	41.4	41.9
£31.8 million borrowing	10 March 2022	2.30% + SONIA	8 March 2027	31.4	31.3
£41.1 million borrowing	24 March 2022	2.10% + SONIA	24 March 2027	40.7	40.6
€14.8 million borrowing	11 August 2022	3.469%	11 August 2029	12.4
				719.2	815.2
Unamortised borrowing costs (included above)				4.9	5.8
				724.1	821.0

Footnotes:
1.Draw down date or date of acquisition, whichever is later.
2.Amortising loan.
3.Repayment of loan during the period
Debt service is payable quarterly on all secured borrowings.

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C. Bonds and notes
I. Book value

	Issue date	Effective interest rate	Maturity	30 June 2023	31 December 2022
				Unaudited	Audited
		%		£m	£m
€550.0 million 3.25%, 10 year unsecured note	12 November 2015	3.25%	12 November 2025	406.5	418.5
				406.5	418.5
Unamortised borrowing costs, discounts and premia				1.4	1.9
				407.9	420.4

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10. Financial instruments – Fair values and risk management

A. Accounting classifications and fair values
The following table shows the book values and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy.
I. 30 June 2023

Carrying amount							Fair value
Fair value – hedging instruments		Mandatorily at FVTPL – others	FVOCI – debt instruments	FVOCI – equity instruments	Financial assets at amortised cost	Other financial liabilities	Level 1	Level 2	Level 3
Unaudited	£m	£m	£m	£m	£m	£m	£m	£m	£m
Financial assets measured at fair value
Interest rate caps not designated as hedges	-	28.0	-	-	-	-	-	28.0	-
Zero cost foreign currency options designated as net investment hedges	-	0.7	-	-	-	-	-	0.7	-
Loans secured by real estate	-	-	-	-	-	-	-	-	-
	-	28.7	-	-	-	-
Financial assets not measured at fair value
Rent and other receivables	-	-	-	-	8.5	-	-	-	-
Cash and cash equivalents	-	-	-	-	78.7	-	-	-	-
	-	-	-	-	87.2	-
Financial liabilities not measured at fair value
Secured bank loans	-	-	-	-	-	(724.1)	-	-	(671.8)
Unsecured bond issues	-	-	-	-	-	(407.9)	-	(361.7)	-
Trade and other payables	-	-	-	-	-	(30.6)	-	-	-
	-	-	-	-	-	(1,162.6)

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II. 31 December 2022

	Carrying amount					Fair value
	Fair value – hedging instruments	Mandatorily at FVTPL – others	FVOCI – debt instruments	FVOCI – equity instruments	Financial assets at amortised cost	Other financial liabilities	Level 1	Level 2	Level 3
	£m	£m	£m	£m	£m	£m	£m	£m	£m
Financial assets measured at fair value
Interest rate caps not designated as hedges	-	20.8	-	-	-	-	-	20.8	-
Foreign currency forward contracts not designated as hedges	-	0.7	-	-	-	-	-	0.7	-
Loans secured by real estate	-	-	-	-	-	-	-	-	-
	-	21.5	-	-	-	-
Financial assets not measured at fair value
Rent and other receivables	-	-	-	-	12.5	-	-	-	-
Cash and cash equivalents	-	-	-	-	211.6	-	-	-	-
	-	-	-	-	224.1
Financial liabilities measured at fair value
Interest rate cross currency swaps designated as net investment hedges	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-
Financial liabilities not measured at fair value
Secured bank loans	-	-	-	-	-	(821.0)	-	-	(821.6)
Unsecured bonds and notes	-	-	-	-	-	(420.4)	-	(327.5)	-
Trade and other payables	-	-	-	-	-	(32.0)	-	-	-
	-	-	-	-	-	(1,255.4)

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B. Measurement of fair values
The fair value of rent and other receivables, cash and cash equivalents, and trade and other payables approximate to their carrying value due to their short term nature. They are carried at amortised cost.
C. Financial risk management
The Group’s activities expose it to a variety of financial risks: market risk (including interest rate risk and foreign currency risk), credit risk and liquidity risk.
The interim financial statements do not include all financial risk management information and disclosures required in the Audited Financial Statements.
Further information on financial risk management is set out in Note 23 to the Audited Financial Statements. There have been no changes in any risk management policies since 31 December 2022.

11. (Loss)/gain on sale of investment and development property and loan collateral

	Six month period ended 30 June 2023	Six month period ended 30 June 2022
	Unaudited	Unaudited
	£m	£m

Gross proceeds on disposal	32.7	36.2
Selling costs	(1.6)	(0.6)
Net proceeds on disposal	31.1	35.6
Carrying value	(33.8)	(34.8)
(Loss) / gain on disposal	(2.7)	0.8
The carrying value of assets sold includes assets which were held-for-sale at 31 December 2022 (Note 12).
12. Assets held-for-sale
The Group has identified certain of its investment properties as held-for-sale in accordance with IFRS 5. The carrying value of such assets was £25.8 million at the balance sheet date (31 December 2022: £35.8 million).
During the period, with the exception of one property which is still actively being marketed, the full portfolio of assets which were classified as held for sale at 31 December 2022 were sold. During the period the effects of translation to presentation currency is £0.8m loss (2022: gain £1.8m)
13. Subsequent events
Since 30 June 2023, the Group disposed of Investment Property with a total carrying value of £10.1m for a combined consideration of £9.3m in the normal course of business.
14. Approval of the interim financial statements
These interim financial statements were authorised for issue by the Company’s Board of Directors on 28 August 2023.

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